UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549
                           _____________________

                                 FORM 8-K


                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  February 3, 2005
                                                      ----------------


                        CAPITAL CITY BANK GROUP, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


       Florida                      0-13358                 59-2273542
------------------------    ------------------------    -----------------
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)


   217 North Monroe Street, Tallahassee, Florida            32301
   ---------------------------------------------          ----------
      (Address of principal executive office)             (Zip Code)




   Registrant's telephone number, including area code: (850) 671-0300
                                                       --------------


        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


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                        CAPITAL CITY BANK GROUP, INC.

                                  FORM 8-K
                               CURRENT REPORT


Item 1.01.  Entry into a Material Definitive Agreement.

     On February 4, 2005, Capital City Bank Group, Inc. (the "Registrant") announced the execution of an Agreement and Plan of Merger, dated February 3, 2005 (the "Merger Agreement"), by and among the Registrant, First Alachua Banking Corporation, a Florida corporation ("FABC"), and First National Bank of Alachua, a national bank ("First National"), under which the Registrant will acquire FABC (the "Holding Company Merger"). Immediately subsequent to the Holding Company Merger, FABC's banking subsidiary, First National, will be merged with and into the Registrant's banking subsidiary, Capital City Bank, a Florida chartered commercial bank ("CCB") (together with the Holding Company Merger, the "Mergers").

     Under the Merger Agreement, subject to certain potential adjustments, FABC shareowners will receive $2,847.04 in cash and 71.176 shares of the Registrant's common stock for each of the 10,186 shares of FABC common stock issued and outstanding (subject to certain exceptions) plus cash in lieu of any fractional share interests. Based on the Registrant's closing market price on Nasdaq on February 2, 2005, this cash and stock combination equaled aggregate consideration of $58.2 million. The total consideration to be paid to the FABC shareowners may be reduced if an audit of the FABC financial statements determines that audit adjustments must be made to the FABC financial statements to comply with Generally Accepted Accounting Principles.

     Consummation of the Mergers is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareowners of FABC and (ii) the receipt of requisite regulatory approvals of the Mergers. The Mergers are intended to qualify as a reorganization for federal income tax purposes.

     In connection with the execution of the Merger Agreement, each director of FABC and First National entered into a Director and Voting Agreement with the Registrant (the "Director and Voting Agreement"), pursuant to which each such person agreed, among other things, to vote his or her shares of FABC, in favor of the Merger Agreement at a meeting of shareowners of FABC to be called to consider and approve the Merger Agreement. A two year non-competition and non-solicitation provision is included in the Director and Voting Agreement.

     The above description of the Merger Agreement does not purport to be a complete statement of the parties' rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Agreement, a copy which is attached to this Current Report on Form 8-K as Exhibit 2.1, and incorporated herein by reference.


Item 8.01.  Other Events.

     The Registrant reports the events described in Exhibit 99.1 and incorporates Exhibit 99.1 by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

     (c)    Exhibits.

     Item No.     Description of Exhibit
     --------     ----------------------

      2.1 Agreement and Plan of Merger, dated as of February 3, 2005, by and among Capital City Bank Group, Inc., First Alachua Banking Corporation, and First National Bank of Alachua. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

      99.1        Press release, dated February 4, 2005.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAPITAL CITY BANK GROUP, INC.


Date:  February 9, 2005                By: /s/ J. Kimbrough Davis
       ----------------                    -----------------------
                                           J. Kimbrough Davis,
                                           Executive Vice President
                                           and Chief Financial Officer


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